Quotient Technology Inc. Reports First Quarter 2016 Financial Results

Revenue growth increases 19% year over year

Digital paperless transactions up 17% sequentially

Revenue and adjusted EBITDA above guidance; Quotient raises full year revenue guidance

MOUNTAIN VIEW, Calif., May 3, 2016 /PRNewswire/ -- Quotient Technology Inc. (NYSE: QUOT), formerly Coupons.com Incorporated, a leader in the digital transformation of the multi-billion dollar promotions industry, today reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

  Total revenue was $66.1 million in Q1 2016, a 19% increase over Q1 2015.
  Revenue from media increased 15% from a year ago.
  Adjusted EBITDA was $4.3 million, as compared to $4.0 million a year ago.
  GAAP net loss for Q1 2016 was $8.2 million, which included $7.6 million in stock-based compensation expense and $5.1 million in depreciation and amortization expense. GAAP net loss in Q1 2015 was $4.0 million, which included $8.9 million in stock-based compensation expense, $3.9 million in depreciation and amortization expense, and a benefit of $4.8 million for gain on sale of a right to use a web domain name.
  Cash generated by operations in Q1 2016 was $0.2 million, as compared to cash used from operations of $0.9 million in the same period of 2015.
  Total digital coupon transactions during Q1 were a record 537 million, up 15% over Q4 2015, and up 30% over Q1 2015.

"We had a great start to the year. We continued to scale Retailer iQ and saw momentum across the business," said Steven Boal, CEO of Quotient. "Retailer iQ is a powerful digital marketing platform, driving sales for both CPGs and retailers while helping shoppers save money. Retailers can now expand their initiatives, delivering promotions through online ordering channels, creating digital circulars, and incorporating targeted media onto their websites and apps. Additionally, retailers are leveraging our large consumer audience through the Coupons.com network to complement their marketing programs and to drive shopper adoption and engagement. As Retailer iQ scales, our ability to provide shopper insights directly to retailers and CPGs is expected to increase."

"We delivered a strong quarter driven by both digital promotions and media," said Jennifer Ceran, CFO of Quotient. "We are raising full year revenue guidance as Retailer iQ continues to scale. We'll continue to focus on delivering operating expense leverage while investing today in future growth opportunities around data and analytics."

First Quarter 2016 Business Highlights

Continued Momentum Across the Business

  Total digital coupon transactions in the first quarter 2016 grew 15% over fourth quarter 2015 to a record 537 million, driven by growth in digital paperless and digital print. Digital paperless transactions grew 17% over the fourth quarter 2015 and again represented over 50% of all transactions.
  In the first quarter 2016, Quotient Media revenue grew 15% year over year.
  Retailer iQ continues to scale. As shoppers engage with the program, our ability to personalize offers improves, leading to increased sales and more frequent shopping trips for the retailer, and incremental sales for CPGs.  In the first quarter, an additional 5 retail banners began digital marketing initiatives.

Retailers Extend Shopper Reach Through Robust Features of Retailer iQ

  Several retailer partners have added Quotient's targeted media solution and digital circular to help influence purchasing decisions and drive incremental shopping trips.
  Retailers can extend the same in-store digital promotions directly into their e-commerce channels. Retailer iQ helps provide retailers a full view of their shoppers' activities whether in-store, or online purchases for shipment, home delivery or curb-side pickup.

Business Outlook

As of today, Quotient is providing the following business outlook.

For the second quarter 2016, total revenue is expected to be in the range of $62.0 million to $64.0 million. Adjusted EBITDA for the second quarter 2016 is expected to be in the range of $3.0 million to $4.0 million.

The Company is raising its full year revenue guidance. For the full year 2016, total revenue is expected to be in the range of $257.0 million to $265.0 million. Adjusted EBITDA for the full year 2016 is expected to be in the range of $23.0 million to $25.0 million.

Conference Call Information

Quotient CEO Steven Boal and CFO Jennifer Ceran will host a conference call and live webcast to discuss the Company's financial results and business outlook today at 4:30 p.m. EDT / 1:30 p.m. PDT. Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (877) 201-0168, or outside the U.S. (647) 788-4901, with Conference ID# 82750291 at least five minutes prior to the 1:30 p.m. PDT start time. The live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measure

Quotient has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release, because it is a key measure used by Quotient's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts and executive officer compensation. In particular, the Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial measure used by the compensation committee of the board of directors in connection with the determination of compensation for its executive officers. Accordingly, Quotient believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as the Company's management and board of directors. Quotient defines Adjusted EBITDA as net income/(loss) adjusted for interest expense, other income (expense) – net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, gain on sale of a right to use a web domain name and change in fair value of contingent consideration.

Quotient's use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements; and
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; (iii) tax payments that may represent a reduction in cash available to Quotient; (iv) the effects of interest expense, other income (expense) – net, income taxes, depreciation and amortization, stock-based compensation, gain on sale of right to use a web domain, and change in fair value of contingent consideration; and (v) other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and the Company's other GAAP financial results.
For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see "Reconciliation of Projected Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning Quotient's current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include Quotient's current expectations with respect to revenues and Adjusted EBITDA for the second quarter and full year 2016, Quotient's expectations for the continued scaling of the Retailer iQ digital platform and its ability to grow and perform and meet the expectations of consumers, retailers and CPGs, Quotient's expectations regarding the future demand and behavior of consumers, retailers and CPGs, and Quotient's expectations with respect to its future investments and growth and ability to leverage its investments and operating expenses. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Quotient's management at the date of this press release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Quotient's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions, including the Company's ability to adapt to changes in consumer habits, including mobile device usage; seasonal variations in consumer behavior; the Company's ability to retain and expand its business with existing CPGs and retailers; the Company's ability to negotiate fee arrangements with CPGs and retailers; the impact of mobile on the Company's platform; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms and add retailers to such platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to successfully integrate acquired companies into its business; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; the Company's ability to attract and retain qualified employees and key personnel, and other factors identified in Quotient's filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K filed with the SEC on March 11, 2016. Additional information will also be set forth in Quotient's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Quotient Technology Inc.

Quotient Technology Inc. (NYSE: QUOT), formerly Coupons.com Incorporated, is a leading digital promotion and media platform that connects brands, retailers and consumers. We distribute digital coupons and media through a variety of products, including: digital printable coupons, digital paperless coupons, coupon codes and card linked offers. We operate Retailer iQ, a real-time digital coupon platform that connects into a retailer's point-of-sale system and provides targeting and analytics for manufacturers and retailers. We also power digital coupon initiatives in online marketing campaigns, including display and video advertising. Our distribution network includes our flagship site, Coupons.com, our mobile applications, Coupons.com, Grocery iQ, Shopmium, and the more than 30,000 publisher partners that have registered with us. Clients include hundreds of consumer packaged goods companies, such as Clorox, Procter & Gamble, General Mills and Kellogg's, as well as top retailers like Albertsons-Safeway, CVS, Dollar General, Kroger, and Walgreens. Founded in 1998, Quotient is based in Mountain View, Calif., and is bringing the multi-billion dollar offline promotions industry into the digital world. Learn more about the company at http://quotient.com or follow us on Twitter @Quotient.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$ 124,259	$ 134,947
Short-term investments	25,000	25,000
Accounts receivable, net	57,565	63,239
Prepaid expenses and other current assets	8,525	5,297
Total current assets	215,349	228,483
Property and equipment, net	22,438	25,128
Intangible assets, net	13,853	14,880
Goodwill	43,895	43,895
Other assets	8,261	8,685
Total assets	$ 303,796	$ 321,071
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 7,951	$ 8,187
Accrued compensation and benefits	8,874	15,237
Other current liabilities	15,389	20,170
Deferred revenues	7,828	7,342
Total current liabilities	40,042	50,936
Other non-current liabilities	67	5
Deferred rent	1,801	701
Contingent consideration related to acquisitions	1,653	1,407
Deferred tax liabilities	2,561	2,532
Total liabilities	46,124	55,581
Stockholders' equity:
Common stock	1	1
Additional paid-in capital	581,927	570,588
Treasury stock, at cost	(96,390)	(85,427)
Accumulated other comprehensive loss	(746)	(747)
Accumulated deficit	(227,120)	(218,925)
Total stockholders' equity	257,672	265,490
Total liabilities and stockholders' equity	$ 303,796	$ 321,071

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$ 66,051	$ 55,562
Costs and expenses:
Cost of revenues (1)	25,212	21,867
Sales and marketing (1)	24,500	21,084
Research and development (1)	13,532	12,942
General and administrative (1)	11,250	8,491
Change in fair value of contingent consideration	(102)	(354)
Total costs and expenses	74,392	64,030
Loss from operations	(8,341)	(8,468)
Gain on sale of a right to use a web domain name	—	4,800
Interest expense	—	(80)
Other income (expense), net	192	(61)
Loss before income taxes	(8,149)	(3,809)
Provision for income taxes	46	192
Net loss	$ (8,195)	$ (4,001)

Net loss per share attributable to common stockholders, basic and diluted	$ (0.10)	$ (0.05)
Weighted-average number of common shares used in computing net loss per share attributable to common stockholders, basic and diluted	82,518	82,166

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenues	$ 497	$ 449
Sales and marketing	1,583	2,941
Research and development	2,240	2,784
General and administrative	3,290	2,758
Total stock-based compensation	$ 7,610	$ 8,932

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$ (8,195)	$ (4,001)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,128	3,908
Stock-based compensation	7,610	8,932
Amortization of debt issuance costs	—	19
Loss on disposal of property and equipment	11	-
Gain on sale of a right to use a web domain name	—	(4,800)
Allowance for doubtful accounts	(56)	9
Deferred income taxes	20	164
Change in fair value of contingent consideration	(102)	(354)
Changes in operating assets and liabilities:
Accounts receivable	5,731	3,101
Prepaid expenses and other current assets	(3,039)	(1,516)
Accounts payable and other current liabilities	(1,039)	233
Accrued compensation and benefits	(6,369)	(6,883)
Deferred revenues	486	333
Other	1	3
Net cash provided by (used in) operating activities	187	(852)

Cash flows from investing activities:
Purchases of property and equipment	(1,684)	(1,805)
Proceeds from sale of a right to use a web domain name	—	4,800
Net cash provided by (used in) investing activities	(1,684)	2,995

Cash flows from financing activities:
Proceeds from issuance of common stock	1,785	1,254
Repurchases of common stock	(10,963)	(2,052)
Principal payments on capital lease obligations	(13)	(15)
Net cash provided by financing activities	(9,191)	(813)
Effect of exchange rates on cash and cash equivalents	—	9
Net increase (decrease) in cash and cash equivalents	(10,688)	1,339
Cash and cash equivalents at beginning of period	134,947	201,075
Cash and cash equivalents at end of period	$ 124,259	$ 202,414

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND TRANSACTION DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Net loss	$ (8,195)	$ (4,001)
Adjustments:
Stock-based compensation	7,610	8,932
Depreciation and amortization	5,128	3,908
Change in fair value of contingent consideration	(102)	(354)
Interest expense	—	80
Other income (expense), net	(192)	61
Provision for (benefit from) income taxes	46	192
Gain on sale of a right to use a web domain name	—	(4,800)
Total adjustments	$12,490	$ 8,019

Adjusted EBITDA	$ 4,295	$ 4,018

Transactions (1)	537,185	412,642

(1) A transaction is any action that generates revenue, directly or indirectly, including per item transaction fees, set up fees, volume-based fixed fees and revenue sharing. Transactions exclude retailer offers that generate no direct revenue.

Logo - http://photos.prnewswire.com/prnh/20151022/279702LOGO

CONTACT: Investor Relations: Stacie Clements, Vice President, Investor Relations, 650-605-4535, ir@quotient.com or Media: Paul Sloan, Vice President, Communications, 650-396-8754, press@quotient.com